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                                                                   EXHIBIT 23.03

                              CONSENT OF APPRAISER


The undersigned hereby consents to the use of our reports, AISI Report No. A7D008BVO and A7D005BVO, each dated 14 January 1997, in the Prospectus/Consent Solicitation Statement filed on Form S-4 for AeroMax, Inc. We also consent to the reference to our firm under the reference "EXPERTS" in the Prospectus/Consent Solicitation Statement.





                                        /s/ Aircraft Information Services, Inc.
                                        ---------------------------------------
                                            Aircraft Information Services, Inc.

Dated: April 2, 1997